As filed with the Securities and Exchange Commission on January 14, 2005

Registration No. 333-112610

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1
to

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CATAPULT COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	3670 (Primary Standard Industrial Classification Code Number)	77-0086010 (I.R.S. Employer Identification No.)

160 South Whisman Road
Mountain View, California 94041
(650) 960-1025
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard A. Karp
Chairman and Chief Executive Officer
Catapult Communications Corporation
160 South Whisman Road
Mountain View, California 94041
(650) 960-1025
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Henry P. Massey, Jr., Esq.
Douglas H. Collom, Esq.
Colin McC. Breeze, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     On February 9, 2004, Catapult Communications Corporation (the “Registrant”) filed its Registration Statement on Form S-3 (File No. 333-112610) (the “Registration Statement”) covering an aggregate of 4,025,000 shares of the Registrant’s Common Stock (the “Stock”), up to 1,000,000 of which was to be sold by the Registrant and up to 3,025,000 of which was to be sold by certain selling stockholders of the Registrant (the “Offering”). The Securities and Exchange Commission declared the Registration Statement effective on March 31, 2004.

     During the Offering, the Registrant sold 200,000 shares of Stock, and the selling stockholders re-sold an aggregate of 2,468,437 shares of Stock.

     On January 14, 2005, the Registrant terminated the Offering.

     Pursuant to the undertakings made in the Registration Statement, the Registrant hereby amends the Registration Statement on a post-effective basis to remove from registration 1,356,563 shares of Stock remaining unsold as of the termination of the Offering.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on January 14, 2005.

Catapult Communications Corporation
By:	/s/ Christopher A. Stephenson
Christopher A. Stephenson
Chief Financial Officer